Exhibit 10.1

EMPLOYMENT AGREEMENT

(CHIEF EXECUTIVE OFFICER)

Agreement made as of this 8th day of June, 1998, by and among Edgardo A. Mercadante of Farmington, Connecticut (“Employee”) and The Arrow Corporation, a Connecticut corporation (the “Company”).

PREAMBLE

The Board of Directors of the Company recognizes Employee’s past and potential contribution to the growth and success of the Company and desires to assure the Company of Employee’s employment in an executive capacity as Chief Executive Officer and to compensate him therefor. Employee wants to continue to be employed by the Company and to commit himself to serve the Company on the terms herein provided. Employee’s duties will expressly include growth and development, operations of Company’s Prescription Centers, including the development of new managed care methods in pharmaceutical care and retail pharmacy services on behalf of and for the account of the Company.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties, the parties agree as follows:

1.	Definitions.

“Benefits” shall mean all the fringe benefits established by the Company and approved by the Board of Directors for the benefit of the employees generally and/or for key employees of the Company as a class, including, but not limited to, regular holidays, vacations, absences resulting from illness or accident, health insurance, disability and medical plans (including dental and prescription drug), group life insurance, and pension, profit-sharing or their equivalent.

“Board” shall mean the Board of Directors of the Company, together with an executive committee thereof (if any), as the same shall be constituted from time to time.

“Cause” for termination shall mean (i) Employees’ final conviction of a felony involving a crime of moral turpitude, (ii) acts of Employee which, in the judgment of the Board, constitute willful fraud on the part of Employee in connection with his duties under this Agreement, including but not limited to misappropriation or embezzlement in the performance of duties as an employee of the Company, or (iii) the continued failure or refusal by Employee to comply with a directive of the Board after having been given one (1) written notice of such failure or refusal by the Board.

“Change of Control” means (i) a merger or consolidation of the Company with or into another company which is not an affiliate of the Company or recapitalization or reorganization of the Company and, immediately upon the consummation of such merger, consolidation, reorganization or recapitalization, the persons who were the shareholders of the Company immediately prior to such merger, consolidation, reorganization or recapitalization do not immediately thereafter own more than fifty percent (50%) of the total voting power of the merged, consolidated, reorganized or recapitalized Company’s voting securities entitled to vote generally in the election of directors; (ii) the sale of all or substantially all of the assets of the Company to another person or entity which is not an affiliate of the Company; (iii) the acquisition by any person, entity or “group” (excluding, for this purpose, the Company and any affiliate of the Company which acquires beneficial ownership of voting securities of the Company) within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either fifty percent (50%) or more of the then outstanding shares of Common Stock or fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, which, in the case of clause (i), (ii) and (iii) of this definition, such merger, consolidation, reorganization or recapitalization, sale or acquisition, as the case may be, is not approved by a vote of at least eighty percent (80%) of the directors that constitute the Board of Directors immediately prior to the effectiveness of such merger, consolidation, reorganization or recapitalization, sale or acquisition, as the case may be; or (iv) during any period of two consecutive years, if persons who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least eighty percent (80%) of the directors then still in office who were directors at the beginning of such period. For purposes of this definition, (A) an “affiliate” is any person or entity which, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company and “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise and (B) “Board of Directors” means the board of directors of the Company as constituted at the time a determination thereof is required to be made pursuant to this definition. Notwithstanding anything herein to the contrary, no change in the ownership of the Company or the Board of Directors pursuant to that certain Amended and Restated Shareholders Agreement dated June 8, 1998, among the Company and the “Shareholders,” as defined therein, or pursuant to the Restated Certificate of Incorporation or pursuant to the Company’s initial or subsequent public offering of its capital stock, shall be deemed to be a “Change of Control” hereunder.

“Chief Executive Officer” shall mean the individual having responsibility to the Board for direction and management of the executive and operational affairs of the Company and who reports and is accountable only to the Board.

“Company” shall mean The Arrow Corporation, a Connecticut corporation.

“Disability” shall mean a written determination by a physician mutually agreeable to the Company and Employee (or, in the event of Employee’s total physical or mental disability; Employee’s legal representative) that Employee is physically or mentally unable to perform his duties of Chief Executive Officer under this Agreement and that such disability can reasonably be expected to continue for a period of six (6) consecutive months or for shorter periods aggregating one hundred and eighty (180) days in any twelve (12) month period.

“Employee” shall mean Edgardo A. Mercadante and, if the context requires, his heirs, personal representatives, and permitted successors and assigns.

“Person” shall mean any natural person, incorporated entity, limited or general partnership, business trust, association, agency (governmental or private), division, political sovereign, or subdivision or instrumentality, including those groups identified as “persons” in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934.

“Stock Purchase Agreement” shall mean, collectively, the Series A Convertible Preferred Stock and Common Stock Purchase Agreement dated December 18, 1996 among the Company, International Capital Partners, Inc., and the purchasers identified on Exhibit A thereto, and the Series B Convertible Preferred Stock Purchase Agreement dated as of June     , 1998 among the Company, Oxford Bioscience Partners II L.P., Oxford Bioscience Partners (Bermuda) II Limited Partnership, The Goldman Sachs Group, L.P., Pacific Venture Group, L.P., and PVG Associates, L.P.

“Territory” shall mean any state of the United States and any equivalent section or area of any country in which the Company has operating pharmacies.

2.	Position, Responsibilities, and Terms of Employment.

2.01 Position. Employee shall serve as Chief Executive Officer and in such additional management position(s) as the Board shall designate. In this capacity Employee shall be subject to the bylaws of the Company, and to the directors of the Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related to the position of Chief Executive Officer in accordance with the directives of the Board. Without limiting the foregoing, all other employees of the Company shall report to the Chief Executive Officer, who will report to the Board. In addition, the Chief Executive Officer shall be responsible for making recommendations to the compensation committee of the Board with respect to the compensation of the Company’s employees.

2.02 Best Efforts Covenant. Employee will, to the best of his ability, devote his full professional and business time and best efforts to the performance of his duties for the Company and its subsidiaries and affiliates.

2.03 Exclusivity Covenant. During the Agreement’s term, Employee will not undertake or engage in any other employment, occupation or business enterprise other than a business enterprise in which Employee does not actively participate. Further, Employee agrees not to acquire, assume, or participate in, directly or indirectly, any position, investment, or interest in the Territory adverse or antagonistic to the Company, its business prospects, financial or otherwise, or take any action towards any of the foregoing. The provisions of this Section 2.03 shall not prevent Employee from owning shares of any competitor of the Company as long as such shares (i) do not constitute more than 5% of the outstanding equity of such competitor, and (ii) are regularly traded on a recognized exchange, or listed for trading by NASDAQ in the over-the-counter market.

2.04 Post-Employment Noncompetition Covenant.

(a) Except with the prior written consent of the Board, Employee shall not engage in activities in the Territory either on Employee’s own behalf or that of any other business organization, which are in direct or indirect competition with the Company as specified in Section 2.04(b), for the term of this Agreement unless terminated and if terminated then for that applicable period as specified in Section 2.04(c) hereof, Employee and Company expressly declare that the territorial and time limitations contained in this Section 2.04 and the definition of “Territory” are entirely reasonable at this time and are properly and necessarily required for the adequate protection of the business and intellectual property of the Company. If such territorial or time limitations, or any portions thereof, are deemed to be unreasonable by a court of competent jurisdiction, whether due to passage of time, change of circumstances or otherwise, Employee and the Company agree to a reduction of said territorial and/or time limitations to such areas and/or periods of time as said court shall deem reasonable.

(b) For the applicable period specified in Section 2.04(c) hereof, Employee will not, without the express prior written approval of the Board, (i) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, stockholder, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, supplier, customer, agent, representative or any other person which has a business relationship with the Company or had a business relationship with the Company within the twelve (12) month period preceding the date of the incident in question, to discontinue, reduce, or modify such employment, agency or business relationship with the Company, or (ii) employ or seek to employ or cause any business organization in direct or indirect competition with the Company to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Employee or the competitive business employs or seeks to employ such person) employed or retained by the Company. Notwithstanding the foregoing, nothing herein shall prevent the Employee from providing a letter of recommendation to any employee with respect to a future employment opportunity.

(c) The periods applicable to Sections 2.04(a) and 2.04(b) above shall be as follows:

(i) If the Employee shall be terminated for any reason other than for Cause, then for the period of time the Employee shall receive the “Severance Payment,” as defined in Section 5.02 hereof.

(ii) If the Employee shall be terminated for Cause, or if the Employee shall voluntarily terminate his employment, then for a period of one (1) year from the date of termination.

2.05 Confidential Information. Employee recognizes and acknowledges that the Company’s trade secrets and proprietary information and know-how, as they may exist from time to time (“Confidential Information”), are valuable, special and unique assets of the Company’s business, access to and knowledge of which are essential to the performance of Employee’s duties hereunder. Employee will not, during or after the term of his employment by the Company, in whole or in part, disclose such secrets, information or know-how to any Person for any reason or purpose whatsoever, nor shall Employee make use of any such property for his own purposes or for the benefit of any Person (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, information and know-how which are then in the public domain (provided that Employee was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company’s consent). Employee shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Employee shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective order. Employee agrees to hold as the Company’s property all memoranda, books, papers, letters, customer lists, processes, computer software, records, financial information, policy and procedure manuals, training and recruiting procedures and other data, and all copies thereof and therefrom, in any way relating to the Company’s business and affairs, whether made by him or otherwise coming into possession, and on termination of his employment, or on demand of the Company at any time, to deliver the same to the Company.

Employee shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company, except as required in his normal course of employment by the Company. Employee shall use his best efforts to cause all persons or entities to whom any Confidential Information shall be disclosed by him hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby.

2.06 Nonsolicitation. Except with the prior written consent of the Board, Employee shall not solicit customers, clients, or employees of the Company or any of its affiliates for a period of twelve (12) months from the date of the expiration of this Agreement. Without limiting the generality of the foregoing, Employee will not willfully canvas, solicit nor accept any such business in competition with the business of the Company from any customers of the Company with whom the Employee has contact during, or of which Employee had knowledge solely as a result of, his performance of services for the Company pursuant to this Agreement. Employee will not directly or indirectly request, induce or advise any customers of the Company with whom Employee has contact during the term of this Agreement to withdraw, curtail or cancel their business with the Company. Employee will not induce or attempt to induce any employee of the Company to terminate his/her employment with the Company.

2.07 Records Files. All records, files, drawings, documents, equipment and the like relating to the business of the Company which are prepared or used by Employee during the term of his employment under this Agreement shall be and shall remain the sole property of the Company.

2.08 Hired to Invent. Employee agrees that every improvement, invention, process, apparatus, method, design, and any other creation that Employee may invent, discover, conceive, or originate by himself or in conjunction with any other Person during the term of Employee’s employment under this Agreement that relates to the business carried on by the Company during the term of Employee’s employment under this Agreement or contemplated by the Company during the term hereof even if not implemented during the term of this Agreement (“Work for Hire”) shall be the exclusive property of the Company. Employee agrees to disclose to the Company every patent application, notice of copyright, or other action taken by Employee or any affiliate or assignee to protect intellectual property during the 12 months following Employee’s termination of employment at the Company, for whatever reason, so that the Company may determine whether to assert a claim under this Section 2.08 or any other provision of this Agreement. The Employee does hereby assign to the Company all of the Work For Hire and hereby appoints the Company as his attorney-in- fact coupled with an interest to execute such documents as may be required to evidence such assignment.

2.09 Equitable Relief by Company. Employee acknowledges that his services to the Company are of a unique character which give them a special value to the Company. Employee further recognizes that violations by Employee of any one or more of the provisions of this Section 2 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violations may result in irreparable and continuing harm to the Company. Employee agrees that, therefore, in addition to any other remedy which the Company may have at law and equity, including the right to withhold any payment of compensation under Section 3 or Section 5 of this Agreement, the Company shall be entitled to injunctive relief to restrain any violation, actual or threatened, by Employee of the provisions of this Agreement.

3.	Compensation.

3.01 Minimal Annual Compensation. The Company shall pay to Employee for the services to be rendered herein a base salary, at the annual rate of One Hundred Sixty Eight Thousand Dollars ($168,000) (“Minimum Annual Compensation”) effective as of June 8, 1998. Subject to the approval and discretion of the compensation committee of the Board, Employee shall be eligible to receive an annual increase not to exceed 5% of the then applicable base salary. At no time during the term of this Agreement shall Employee’s annual base salary fall below Minimum Annual Compensation. In addition, if the Board increases Employee’s Minimum Annual Compensation at any time during the term of this Agreement, such increased Minimum Annual Compensation shall become a floor below which Employee’s compensation shall not fall at any future time during the term of this Agreement and shall become Minimum Annual Compensation.

Employee’s salary shall be payable in periodic installments in accordance with the Company’s usual practice for similarly situated employees of the Company.

3.02 Incentive Compensation. In addition to Minimum Annual Compensation, Employee shall be entitled to receive payments in accordance with the attached Exhibit A entitled “Bonus or Performance Incentive Outline Terms.”

3.03 Participating in Benefits. Employee shall be entitled to all Benefits for as long as such Benefits may remain in effect and/or any substitute or additional Benefits made available in the future to similarly situated employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefits adopted by the Company. Benefits paid to Employee shall not be deemed to be in lieu of other compensation to Employee hereunder as described in this Section 3.

3.04 Specific Benefits. During the term of this Agreement (and thereafter to the extent this Agreement shall require):

(a) Employee shall be entitled to four (4) weeks of paid vacation time per year, to be taken at times mutually acceptable to the Company and Employee.

(b) The Company shall provide fully paid accident, long term disability and health insurance for Employee and his family with limits and extent of coverage similar to that as presently offered to him.

(c) The Company shall, at its expense, continue in effect and own (subject to Employee’s insurability) an insurance policy on the life of Employee in the total face amount of $2,000.000, which shall be collaterally assigned by the Company for the benefit of the Employee; provided, that the annual premium for such policy shall not exceed Three Thousand Dollars ($3,000.00). Employee shall have the exclusive right to designate the beneficiaries of such policy and change such beneficiaries from time to time. Such policy and the proceeds and cash value thereof shall be the sole property of Employee and the Company shall not retain any benefit therein. Upon the termination of Employee’s employment by the Company for whatever reason, such policy shall be the property of the Employee. This policy shall be fully funded after no more than five years of premium payments.

(d) Employee shall be entitled to sick leave benefits during the employment period in accordance with the customary policies of the Company for its executive officers, but in no event less than one (1) month per year.

(e) The Company will provide Employee with a new Company automobile of his choice every two (2) years provided that the cost of such automobile shall not, if purchased, exceed the list price or, if leased, exceed the leased price of a “fully equipped” new BMW 540 or equivalent. In addition, the Company will pay for the insurance, maintenance, and expenses of operating the automobile reasonably incurred by him in connection with the business of the Company during the term of this Agreement. Upon the termination of this Agreement for any reason. Employee may purchase from the Company or its agent the automobile provided to Employee at that time for the net book value of the automobile at that time.

(f) In addition to the vacation provided pursuant to Section 3.04(a) hereof, Employee shall be entitled to not less than seven (7) paid holidays (other than weekends) per year in accordance with the Company’s holiday schedule.

(g) Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Company or the Board for the similarly situated employees of the Company) in performing services hereunder.

(h) The Company shall pay the reasonable costs of preparation by a professional of Employee’s choosing, of Employee’s annual and estimated federal income tax and Connecticut income tax returns.

(i) Employee shall be eligible to participate during the Employment Period in Benefits not inconsistent or duplicative of those set forth in this Section 3.04 as the Company shall establish or maintain for its employees or executives generally.

4.	Registration Rights.

4.01 Certain Definitions. As used in this Section 4, the following terms shall have the following respective meanings:

(a) “Blue Sky laws” shall mean applicable state securities laws and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Employee” shall, for the purposes of this Section 4, include the Employee and his heirs, executors, administrators, successors and assigns.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

(e) The terms “Register”, “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

(f) “Registrable Securities” shall mean all shares of the Company’s common stock, no par value, now or hereafter owned by Employee, which cannot legally be sold to the public without registration under the Securities Act; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities at such time and for so long as, such shares are eligible for sale pursuant to Rule 144(k) under the Securities Act and the Company shall have delivered to the Employee an opinion of counsel to such effect which opinion and counsel shall be reasonably satisfactory to the Employee.

(g) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 4.02, including without limitation, all Federal and state registration, qualification, delivery expenses and filing fees, printing expenses, listing fees and disbursements of counsel for the Company, blue sky fees and expenses, and the fees and disbursements of all independent certified public accountants of the Company, and fees and disbursements of underwriters, selling brokers, dealers, managers or similar securities industry professionals relating to the distribution of Registrable Securities and shall not include Selling Expenses.

(h) “Securities Act” shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

(i) “Selling Expenses” shall mean all underwriting discounts, selling commissions and counsel fees, if any, of the selling shareholders applicable to the sale of Registerable Securities pursuant to this Agreement.

4.02 Piggyback Registration.

(a) Notice of Piggyback Registration and Inclusion of Registerable Securities. Subject to the terms of this Agreement, in the event the Company decides to Register any of its Common Stock (either for its own account or, subject to Section 8.2(d) of the Stock Purchase Agreement, the account of a security holder exercising demand registration rights), other than (i) a Registration Statement which exclusively relates to the Registration of securities under an employee stock option, purchase, bonus or other benefit plan, or (ii) a Registration relating solely to a transaction under Rule 145 promulgated by the Commission, the Company will: (1) promptly give the Employee written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky laws) and (2) include in such Registration (and any related qualification Blue Sky laws of other compliance), and in any underwriting involved therein, all the Registerable Securities specified in a written request delivered to the Company by the Employee within 15 days after delivery of such written notice from the Company; provided that the Company shall have the right to postpone or withdraw any Registration effected pursuant to this Section 4.02 without obligation to the Employee.

(b) Underwriting in Piggyback Registration.

(i) Notice of Underwriting. If the Registration of which the Company gives notice is a Registered public offering involving an underwriting, the Company shall so advise the Employee as a part of the written notice given pursuant to Section 4.02(a). In such event, the right of the Employee to Registration shall be conditioned upon such underwriting, and the inclusion of Employee’s Registrable Securities in such underwriting to the extent provided in this Section 4.02. The Employee shall, together with the Company, enter into an underwriting agreement with the underwriter’s representative for such offering. The Employee shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 4.02.

(ii) Marketing Limitation in Piggyback Registration. In the event the underwriter’s representative advises the Company and the Employee engaged in a Registration under Section 4.02(a) in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the underwriter’s representative (subject to the allocation priority set forth in clause (iii) below) may exclude some or all of the Registrable Securities from such registration and underwriting.

(iii) Allocation of Shares in Piggyback Registration. In the event that the underwriter’s representative limits the number of shares to be included in a Registration pursuant to Section 4.02(a), the Employee shall be entitled to include a portion of the Registrable Securities requested to be included in such registration pro rata (based on the number of shares held) with all other requesting persons currently holding in writing similar piggyback registration rights requesting Registration pursuant to such piggyback registration rights. Unless all Registrable Securities and such other piggybacking shares requested to be included in such Registration are so included, no other securities may be included in the Registration Statement except for the Company’s shares and shares being registered pursuant to the exercise of demand registration rights.

(iv) Withdrawal in Piggyback Registration. If the Employee disapproves of the terms of any such underwriting, he may elect to withdraw therefrom at no cost to such Employee by written notice to the Company and the underwriter delivered at least 10 days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

(v) Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to Section 4.02(a), the Company will exercise its best efforts to Register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdiction as the Employee shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be born by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

4.03 Expenses of Registration. All Registration Expenses incurred in connection with any Registration hereunder shall be borne by the Company. Selling Expenses shall be borne by the selling shareholders pro rata on the basis of the number of Registrable Securities registered by such selling shareholder.

4.04 Registration Generally. If and when the Company shall be required to effect the registration of Registrable Securities under the Securities Act pursuant to this Section 4, the Company will use its best efforts to effect such registration to permit the sale of such”

Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

(a) before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Employee and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by Employee and underwriters and their respective legal counsel;

(b) prepare and file with the Commission such amendments and post-effective amendments to any Registration Statement, and such supplements to the prospectus, as may be reasonably requested by the Employee or any underwriter of Registrable Securities or as may be required by the rules, regulations, or instructions applicable to the registration form utilized by the Company or by the Securities Act, the Exchange Act or otherwise necessary to keep such Registration Statement effective for a period of not less than 120 days following the effective date of the respective Registration Statement and cause the prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c) notify the Employee and the managing underwriters, if any, promptly and (if requested by any such person) confirm such advice in writing:

(i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below, to the knowledge of the Company, cease to be true and correct;

(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(vi) of the existence of any fact which, to the knowledge of the Company, results in the Registration Statement, the prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any qualification referred to in paragraph (c) at the earliest possible moment;

(e) if reasonably requested by the managing underwriter or underwriters or Employee, immediately incorporate in a prospectus supplement or post-effective amendment such necessary information as the managing underwriters or Employee reasonably requests to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of other Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(f) at the request of Employee, furnish to Employee, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(g) deliver to Employee and the underwriters, if any, without charge, as many copies of the Registration Statement, each prospectus (including each preliminary prospectus) and any amendment or supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish Employee more than 3 copies of such exhibits other than incorporation documents), as he may reasonably request, together with such documents incorporated by reference in such Registration Statement or prospectus, and such other documents as he may reasonably request in order to facilitate the disposition of his Registrable Securities covered by such registration statement; the Company consents to the use of each prospectus or any amendment or supplement thereto by Employee and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by each prospectus or any amendment or supplement thereto;

(h) cooperate with the Employee and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least 3 days prior to any sale of Registrable Securities to the underwriters;

(i) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such United States,

state and local governmental agencies or authorities as may be necessary to enable the Employee or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(j) if any fact contemplated by Section 4.04 (c)(vi) above shall exist, promptly notify Employee and prepare and furnish a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(k) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which securities of the same class are then listed, if any;

(1) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities;

(m) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration;

(i) make such representations and warranties to the Employee and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Employee, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by Employee and such underwriters;

(iii) obtain so-called “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the Employee and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(iv) deliver such documents and certificates as may be reasonably requested by Employee, or the managing underwriters, if any, to evidence compliance with paragraph (m) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by Employee in connection with the disposition of Registrable Securities pursuant to such Registration Statement, all in a manner consistent with customary industry practice;

(n) make available all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representatives, underwriter, attorney or accountant in connection with the Registration, with respect to each at such time or times as the person requesting such information shall reasonably determine; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or applicable law or otherwise becomes public without breach of the provisions of this paragraph (n);

(o) otherwise comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the Commissions and all applicable Blue Sky laws and other securities laws, rules and regulations, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 30 days after the end of any twelve month period (or 60 or 90 days if the end of such 12-month period coincides with the end of a fiscal quarter or fiscal year, respectively) of the Company (i) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering, or if not sold to underwriters in such an offering, (ii) beginning with the first month commencing after the effective date of the Registration Statement, which statements shall cover said twelve month period;

(p) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) and in the performance of any due diligence investigation by any underwriter; and

(q) promptly prior to filing of any document which is being prepared for incorporation by reference into the Registration Statement (after the initial filing of the Registration Statement), provide copies of such document to counsel for Employee and to the managing underwriters, if any, make the Company’s representatives available for discussion of such document, and make such changes in such document prior to the filing thereof as counsel for Employee or such underwriters may reasonably request.

4.05 Information Furnished by Purchaser. It shall be a condition precedent of the Company’s obligations under this Section 4 that the Employee furnish to the Company such information regarding the Employee and the distribution proposed by the Employee as the Company may reasonably request to effect any such Registration and as are customarily provided by selling shareholders.

4.06 Indemnification.

(a) Indemnification by the Company. In the event of the Registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, the Company will, to the extent permitted by law, indemnify and hold harmless the Employee as the seller of such Registrable Securities, from and against any losses, claims, damages, liabilities or expenses, to which the Employee may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement or prospectus or any amendment or supplement thereto or in any preliminary prospectus, or any document incorporated by reference therein, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of any Federal, state or common law, rule or regulation applicable to the Company and will reimburse the Employee for any legal or any other expenses reasonably incurred by the Employee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement, prospectus, amendment, supplement or in reliance upon and in conformity with written information furnished to the Company by the Employee stating specifically that it is for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Employee.

(b) Indemnification by Employee. In the event of the Registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, the Employee on whose behalf such Registrable Securities shall have been registered will, to the extent permitted by law, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the registration statement, each underwriter, broker and dealer, if any, who participates in the offering and sale of such Registrable Securities and each other person, if any, who controls the Company or any such underwriter, broker or dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the

Exchange Act (each person being hereinafter sometimes referred to as an “indemnified person”), against any losses, claims, damages or liabilities, joint or several, to which the Company, such director, officer, underwriter, broker or dealer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement or prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by the Employee stating specifically that it is for use in preparation thereof and will reimburse the Company and each such indemnified person for any legal or any other expenses reasonably incurred by the Company or such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of Employee hereunder shall be limited to an amount equal to the proceeds to Employee for securities sold as contemplated herein; and provided, further, that Employee shall not have any obligation hereunder or be liable with respect to consent shall not be unreasonably withheld, delayed or conditioned.

(c) Procedure. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental investigation or inquiry), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 4.06 except to the extent materially prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party, the indemnifying party shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or (ii) includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the Company has agreed to pay such fees and expenses or (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel satisfactory to such indemnified party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the Company, and such indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the Company shall not, in connection with any such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys at any time for such indemnified party and any other indemnified parties, which firm shall be designated in writing by such indemnified parties). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in this Section 4.06 is unavailable to a party that would have been an indemnifying party under this Section 4.06 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and each holder of Registrable Securities agrees that it would not be just and equitable if contribution pursuant to this Section 4.06(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.06(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this

Section 4.06 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Indemnification or, if appropriate, contribution, similar to that specified in the preceding provisions of this Section 4.06(d) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such securities under any federal or state law or regulation of governmental authority other than the Securities Act. In the event of any underwritten offering of Registrable Securities under the Securities Act pursuant to the provisions hereof, the Company and each person on whose behalf such Registrable Securities shall have been registered agree to enter into an underwriting agreement, in standard form, with the underwriters, which underwriting agreement may contain additional provisions with respect to indemnification and contribution in lieu hereof.

(e) Limitation on Liability. The liability of Employee pursuant to this Section 4.06 shall not exceed the net proceeds received by Employee from a sale of his Registrable Securities pursuant to a Registration hereunder.

4.07 Market Stand-Off. (a) Employee hereby agrees that, if so requested by the Company and the underwriter’s representative (if any), in connection with the Company’s initial underwritten public offering of the Company’s securities, he shall agree not to sell or otherwise transfer any Registrable Securities or other securities of the Company without the prior written consent of the Company and the underwriter’s representative during the ninety-day period following the effective date of a Registration Statement of the Company filed under the Securities Act.

(b) If Employee’s Registrable Securities are not covered by a Registration Statement, Employee agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the ninety-day period beginning on the effective date of such Registration Statement.

4.08 Current Public Information. At all times after the Company has filed a Registration Statement pursuant to the Securities Act, the Company will use its best efforts to file all reports required under the Securities Act or the Exchange Act and will take such further action as may be reasonably required to enable any holder of “restricted securities” (as defined in Rule 144 adopted by the Commission under the Securities Act) to sell such securities pursuant to Rule 144, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

5.	Termination.

5.01 Termination by the Company for Cause; Voluntary Termination of Employment by Employee. The Board of Directors shall have the right to terminate the employment of Employee for Cause, and the Employee may voluntarily terminate his employment prior to the expiration of the term of this Agreement. Effective as of the date that the employment of Employee terminates by reason of Cause or his voluntary termination of his employment, this Agreement, except for Sections 2.03 through 2.09, shall terminate and no further payments of the compensation described in Section 3 (except for such remaining payments of Minimum Annual Compensation under Section 3.01 relating to periods during which Employee was employed by the Company) shall be made to Employee. Benefits which are required by applicable law to be continued, and reimbursement of prior expenses under Section 3.04, shall be made.

5.02 Termination by the Company without Cause; Termination in connection with a Change of Control.

(a) The Board of Directors shall have the right to terminate the employment of Employee at any time without Cause for any reason. Effective as of the date that the employment of Employee terminates without Cause, this Agreement, except as set forth in this Section 5.02 and in Sections 2.03 through 2.09, shall terminate and no further payments of the compensation described in Section 3 (except for such remaining payments of the Minimum Annual Compensation under Section 3.01 relating to periods during which Employee was employed by the Company and any Incentive Compensation as provided in Section 3.2 then earned as of such date of termination) shall be made to Employee. Reimbursement of prior expenses under Section 3.04 shall be made. Additionally, upon such termination without Cause, the Company shall pay to Employee at a rate equivalent to Employee’s Minimum Annual Compensation as in effect on the date of Employee’s cessation of services by reason of his termination without Cause for a period ending on the later of (i) twelve (12) months following the date of such termination and (ii) the number of months remaining in the initial term or the extended term, if any, of this Agreement in accordance with Section 6.02 hereof (the “Severance Payment”).

(b) A termination of Employee in connection with a Change of Control shall be deemed to be a termination of Employee without Cause under this Section 5.02. For the duration of the period during which Employee shall receive the Severance Payment, the Company shall continue the benefits that the Employee received immediately prior to the date of termination without Cause, or otherwise substantially similar benefits, at the cost of the Company.

5.03 Termination on Account of Employee’s Death.

(a) In the event of Employee’s death during the term of this Agreement:

(i) This Agreement shall terminate except as provided in this Section 5.03; and

(ii) The estate of Employee shall retain the entire proceeds from the $2,000,000.00 life insurance policy on the life of Employee referred to in Section 3.04 of this Agreement.

(b) Employee may designate one or more beneficiaries for the purposes of this Section 5.03 by making a written designation and delivering such designation to a Vice President or the Treasurer of the Company. If Employee makes more than one such written designation, the designation last received before Employee’s death shall control.

5.04 Termination on Account of Employee’s Disability. If Employee ceases to perform services for the Company because of a Disability, the Company shall continue to pay Employee an amount equal to two-thirds (2/3) of Employee’s Minimum Annual Compensation as in effect on the date of Employee’s cessation of services by reason of Disability less any amounts paid to Employee as Workers Compensation, Social Security Disability benefits (or any other disability benefits) and any amount paid to Employee as disability payments under any disability plan or program for a period ending on the earlier of: (a) the date that Employee again becomes employed in a significant manner and on a substantially full-time basis; or (b) that date which is one (1) year from the date of determination of the Disability of Employee.

5.05 Constructive Discharge. If the Company fails to reappoint Employee to (or rejects Employee for) the position of Chief Executive Officer or fails to comply with the provisions of Section 3, Employee may, if the Company shall not cure such breach within thirty (30) days following notice thereof from Employee, at his option terminate his employment and such termination shall be considered to be a termination of Employee’s employment by the Company for reasons other than “Cause” and shall not be considered to be a voluntary termination of employment by Employee.

5.06 No Further Obligation. Except as expressly set forth in this Agreement, upon any termination of Employee by the Company, the voluntary termination of employment by Employee or upon the expiration of this Agreement, as the case may be, the Company shall have no further obligation to Employee, including without limitation, any obligation to pay a Severance Payment or to continue any benefits for Employee or his dependents.

6.	Miscellaneous.

6.01 Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company in a reorganization, merger or consolidation and any assignee of all or substantially all of the Company’s business and properties, but, except as to any such successor of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or Employee.

6.02 Initial Term and Extensions. Except as otherwise provided in this Section 6.02 or Section 5, the term of this Agreement shall be two (2) years commencing with the effective date hereof. On each anniversary of the effective date thereafter commencing with June 8, 1999, the term of the Agreement shall be automatically extended for an additional year (such that the remaining term of the Agreement will be two (2) years) unless either party notifies the other in writing more than 10 days prior to the relevant anniversary date that the Agreement is no longer to be extended.

6.03 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Connecticut.

6.04 Cooperation. The Employee shall offer all reasonable cooperation to the Company, at the request of the Board of Directors, in obtaining key man term life insurance on the life of the Executive at the expense and for the benefit of the Company or its lenders. Such key man life insurance shall be in addition to any key man life insurance which the Company shall maintain on the life of the Employee pursuant to Section 3.04(c) hereof.

6.05 Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

6.06 Notice. Any notice required or permitted to be given hereunder shall be effective when received and shall be sufficient if in writing and if personally delivered or sent by prepaid cable, telex or registered air mail, return receipt requested, to the party to receive such notice at its address set forth at the end of this Agreement or at such other address as a party may by notice specify to the other.

6.07 Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

6.08 Binding Effect. Subject to the provisions of Section 5 hereof, this Agreement shall be binding on the successors and assigns of the panics hereto.

6.09 Survival of Rights and Obligations. All rights and obligations of Employee or the Company arising during the term of this Agreement shall continue to have full force and effect after the termination of this Agreement unless otherwise provided herein.

6.10 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof, including without limitation that certain employment agreement dated as of the 18th day of December, 1996, between Employee and the Company, which agreement is terminated and superceded by this Agreement.

THE COMPANY

THE ARROW CORPORATION

By:	/s/ Peter V. Evans
Name:	Peter V. Evans
Title:	Vice President

EMPLOYEE

/s/ Edgardo A. Mercadante
Edgardo A. Mercadante

ADDRESSES:

Company:	312 Fanmington Avenue Fanmington, CT 06032 Attention: Peter C. Evans, Esq., General Counsel

with a copy to:

Oxford Bioscience Partners 45 Milk Street, 9th Floor Boston, MA 02109 Attention: Jonathan Fleming, General Partner

and:

Rogin, Nassau, Caplan, Lassman & Hirtle, LLC Cityplace I 185 Asylum Street Hartford, CT 06103 Attention: Steven D. Bartelstone, Esq.

Employee:	23 Morgan Place Unionville, CT 06085

AMENDMENT TO EMPLOYMENT AGREEMENT BY

AND BETWEEN THE ARROW CORPORATION

AND EDGARDO A. MERCADANTE DATED JUNE 8, 1998

This amendment to Employment Agreement by and between The Arrow Corporation (now known as Familymeds, Inc., the “Company”) and Edgardo A. Mercadante (the “Employee”) dated June 8, 1998 (the “Employment Agreement,” a copy of which is attached hereto) is made between the Company and the Employee as of this 30th day of June, 2000.

WHEREAS, the parties desire to amend the Employment Agreement.

NOW THEREFORE, the parties agree to amend the Employment Agreement as follows.

1. In Section 1 the term “Benefits” shall include all that is listed in the Employment Agreement and (a) Employee’s car allowance; (2) Employee’s life insurance coverage paid for by the Company; (c) Employee’s unreimbursed medical expenses; and (d) Employee’s monthly in store pharmacy allowance.

2. In Section 1 the term “Cause” shall be amended by inserting “commercially reasonable” in front of “directive” in (iii).

3. Section 3.01 shall be deleted and replaced with the following:

“3.01 Minimum Annual Compensation. The Company shall pay to Employee for the services to be rendered herein a base salary, at the annual rate of Two Hundred Twenty Five Thousand Dollars ($225,000) (“Minimum Annual Compensation”) effective as of May 1, 2000. Upon the closing of the D Round financing, Employee’s Minimum Annual Compensation shall be increased to Two Hundred Seventy Thousand Dollars ($270,000). Employee shall be entitled to an annual increase of five percent (5%) of the then applicable base salary. Annual increases greater than five percent (5%) may be granted to Employee subject to the approval and discretion of the compensation committee of the Board. At no time during the term of this Agreement shall Employee’s annual base salary fall below Minimum Annual Compensation. In addition, if the Board increases Employee’s Minimum Annual Compensation at any time during the term of this Agreement, such increased Minimum Annual Compensation shall become a floor below which Employee’s compensation shall not fall at any future time during the term of this Agreement and shall become Minimum Annual Compensation.”

4. Exhibit A attached hereto shall amend and supersede Exhibit A of Section 3.02.

5. Subsection (j) shall be added to Section 3.04 as follows:

“(j) During the term of this Agreement, Employee’s Benefits shall at least equal the Benefits granted to any member of the senior management team of the Company.”

6. Subsection (k) shall be added to Section 3.04 as follows:

“(k) Stock Option Grants. Employee shall be eligible to receive, at the discretion of the Compensation Committee of the Board of Directors, stock option grants as part of any overall award or stock option program established by the Company or its Board from time to time. Employee may recommend certain stock option grants for any employee of the Company to be considered by the Compensation Committee of the Board of Directors.”

7. Section 6.02 shall be deleted and replaced with the following:

“6.02 Term. This Agreement shall commence on June 8, 1998 and shall expire on June 30, 2002.”

8. Section 3.05 shall be added to the Agreement as follows:

“3.05 Stock Options. As of the effective date (the “Effective Date”) of the Familymeds, Inc. (now known as Familymeds Group, Inc.) 2000 Stock Option Plan (the “Plan”), the Company grants to the Employee an option to purchase an aggregate of 100,000 shares of the Non-Voting Common Stock of the Company at $9.75 per share. The term during which the option shall be exercisable shall commence one (1) year from the Effective Date and expire five (5) years from the Effective Date (the “Expiration Date”), subject to earlier termination as provided in the Plan. The option shall vest one third (1/3) upon the Effective Date and one third (1/3) each year over a two (2) year period beginning one (1) year from the Effective Date, or earlier in the event of an underwritten initial public offering of the parent of the Company (an “IPO”) or upon termination of employment of the Employee without Cause. In the event of an IPO or termination of employment without Cause, the option shall fully vest.”

9. Section 5.02(a) and (b) shall be shall be deleted and replaced with the following:

“5.02 Termination by the Company without Cause: Termination in connection with a Change of Control.”

(a) The Board of Directors shall have the right to terminate the employment of the Employee at any time without Cause for any reason. Effective as of the date that the employment of Employee terminates without Cause, this Agreement, except as set forth in this Section 5.02 and in Section 2.03 through 2.09, shall terminate and no further payments of the compensation described in Section 3 (except for such remaining payments of the Minimum Annual Compensation under Section 3.01 relating to periods during which Employee was employed by the Company and any Incentive Compensation as provided in Section 3.2 then earned as of such date of termination) shall be made to Employee. Additionally, upon such termination without Cause, the Company shall pay severance to the Employee in an amount equal to two times the Employee’s then prevailing Minimum Annual Compensation (the “Severance Payment”). The Severance Payment shall be paid to the Employee by the Company in a lump-sum within thirty (30) days of the date that the employment of the Employee terminates without Cause. For twenty four (24) months following the date the employment of Employee terminates without Cause, the Company shall continue the Benefits that the Employee received immediately prior to the date of termination without Cause, or otherwise substantially Similar Benefits, at the cost of the Company.

(b) A termination of Employee in connection with a Change of Control or a material change in Employee’s position, job description or authority shall be deemed a termination of the employment of Employee without Cause under this Section 5.02.

(c) In the event Employee’s employment is terminated without Cause, the Company shall redeem at fair market value, at the option of the Employee, up to twenty five percent (25%) of his vested common shares and any vested common stock options, provided that if the Company is legally incapable of such redemption, the Company shall issue the Employee a promissory note for any amount not legally capable of being redeemed for such fair market value with an interest at a rate per annum equal to the prevailing applicable federal rate on unpaid principal to be paid at such time as the Company shall become legally capable of such redemption, but in no event later than five (5) years from the date of termination of the employment of Employee. Fair market value shall be established by the Company’s independent accountants.”

10. All other terms and conditions of the Employment Agreement shall remain in full force and effect.

AGREED TO:

FAMILYMEDS, INC.

By	/s/ Peter Evans
Its Sr. Vice President

/s/ Edgardo A. Mercadante
Edgardo A. Mercadante

Exhibit A

BONUS OR PERFORMANCE INCENTIVE OUTLINE TERMS

Employee’s Incentive Compensation shall be no more than 50% of Employee’s Minimum Annual Compensation to be determined by the Compensation Committee of the Board of Directors of the Company as follows:

Seventy Five percent (75%) of the Employee’s Incentive Compensation shall be measured objectively on the basis on increasing shareholder value, increasing Earnings Before Interest Taxes Depreciation Amortization (“EBITDA”) and increasing Company revenues all to be determined based upon the Company’s attainment of milestones and projections as may be set from time to time by management and approved by the Board of Directors.

Twenty Five percent (25%) of Employee’s Incentive Compensation shall be left to the discretion of the Compensation Committee of the Board of Directors.

The Employee may recommend bonuses for key management to be considered by the Compensation Committee of the Board of Directors.

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 1st day of August, 2002 between Edgardo A. Mercadante (the “Employee”) and Familymeds, Inc. (the “Company”),

PREAMBLE

On June 8, 1998, the Employee and the Company entered into an Employment Agreement and on June 30, 2000, the Employee and the Company entered into an Amendment to Employment Agreement (collectively, the “Agreement”) and the parties desire to further amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the parties, the parties agree as follows:

1. Definitions. For purpose of this Amendment, the following terms shall have the following meanings:

(a) Change of Control. For purposes of Section 4 of this Amendment, Change of Control shall have the same meaning as defined in Section 1 of Employee’s Agreement.

(b) EBITDA. For purposes of this Amendment, EBITDA means Earnings Before Interest Taxes Depreciation and Amortization, determined on a consolidated basis applied consistently with prior years and the 2002 “confidence budget”, and as adjusted and reflected in the financial statements of the Company that have been audited, and opined upon without qualification that could reflect a potential misstatement of EBITDA, by the Company’s certified public accountants, which determination of EBITDA shall be binding and conclusive for purposes of this Amendment.

(c) Other Terms. All other capitalized terms not otherwise defined herein or elsewhere in this Amendment shall have the meaning ascribed to them in the Agreement.

2. Term. Paragraph 6.02 shall be deleted and replaced with the following:

“The term of this Agreement shall commence on June 8, 1998 and, unless sooner terminated as provided in Section 5 hereof, terminate on June 30, 2004; provided, however, that commencing with June 30, 2003 and every June 30th thereafter, (the “Anniversary Date”) the term of this Agreement shall be automatically extended for an additional year (such that the remaining term of the Agreement will be two (2) years), without the necessity of any action or notice by either party to the other, except that either party may terminate this Agreement by giving the other

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party written notice of its intention to terminate this Agreement at least ninety (90) days prior to any Anniversary Date.”

3. Compensation.

(a) Minimum Annual Compensation. The parties acknowledge that as of the Effective Date of this Amendment, the Employee’s Minimum Annual Compensation is Two Hundred Eighty Three Thousand Five Hundred Dollars ($283,500.00).

(b) 2002 Incentive Bonus Program. Paragraph 3.02 is amended by adding the following paragraph to the end thereof;

“Employee shall be entitled to participate in the Company’s 2002 Incentive Bonus Program (the “2002 Program”), in a maximum amount of up to one hundred percent (100%) of Employee’s Minimum Annual Compensation (instead of the fifty percent (50%) limitation in Exhibit A), which shall be administered as follows:

(i) The Company shall allocate to the 2002 Program, an amount equal to fifty percent (50%) of the Company’s 2002 EBITDA in excess * * * Redacted * * * (the “Bonus Pool”). In computing EBITDA, no deduction shall be taken or allowance made for the payments required by this 2002 Program.

(ii) Up to Fifty percent (50%) of the Bonus Pool shall be allocated to Senior Management (the “Senior Management Share”), which for these purposes are defined as the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President of Sales and Marketing and the Senior Vice President of Store Operations.

(iii) Employee’s share of the Senior Management Share shall be equal to the percentage that Employee’s Minimum Annual Compensation at the time of such allocation bears to the total Minimum Annual Compensation of all Senior Management entitled to participate in the 2002 Program.

(iv) The parties acknowledge that Employee has been paid a lump sum of Fifty Thousand Dollars ($50,000.00) as an advance payment of Employee’s share of the Senior Management Share of the Bonus pool, which amount Employee shall repay the Company in the event that before December 31, 2002, Employee voluntarily terminates employment. Otherwise, Employee’s remaining share of the Senior Management Share

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Bonus Pool shall be payable in a lump sum by March 15, 2003, provided however that if the 2002 audit is not completed by such date, fifty percent (50%) of the amount determined to be payable to the Employee based on the Company’s internal year-end financials shall be paid to Employee with the balance payable on issuance of the 2002 audit; and further provided that if the Compensation Committee determines that the Company does not have sufficient cash to pay the Senior Management Share when due, then the Company shall pay at least twenty five percent (25%) of the amount due but may defer payment of the remaining up to seventy five (75%). The deferred amount, if any, shall be paid in one or more installments at such time as the Compensation Committee shall determine to be in the best interests of the Company, but in no event later than June 1, 2003, Any amount being deferred hereunder shall be evidenced by a letter of award to the Employee describing the amount to which the Employee is entitled and when it will be paid.

The 2002 Program shall survive until the Company’s fiscal year end 2003 unless superceded by a revised 2003 Program and Employee shall have the same ratable interest in the 2003 Program, provided however, that even if not superceded by a revised 2003 Program, the applicability of the 2002 Program for the Company’s 2003 year shall be subject to such changes in the EBIDTA threshold and allocation percentages as are determined in the sole discretion of the Compensation Committee based on the 2003 Budget.”

(c) Change in Control Bonus. In addition to the changes to Paragraph 3.02 described in subparagraph (b) of this Amendment, the following paragraph also shall be added to paragraph 3.02:

“Employee shall be entitled to participate in any Senior Management Change of Control Bonus Pool adopted by the Company or its shareholders. At the election of Employee, the Company shall purchase an equivalent number of shares of stock in the Company held by Employee or under Employee’s control (based on the valuation of the Company at the time of the Change of Control) for a price equal to Employee’s allocable share of the Change of Control Bonus Pool.”

4. Termination by Company for Other Than Cause. Paragraph 5.02(b) shall be deleted and replaced with the following:

“A termination of Employee in connection with a Change of Control or a material change in job description, compensation and benefits, with a provision for severance in the event of termination without Cause that is at least as favorable as that contained in this Agreement” shall be deemed a termination of the employment of Employee without Cause under this Section 5.02. In addition, all stock options granted to the Employee shall become fully vested as of such date.

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Provided however, that if on a Change in Control, the Employee accepts a position, then notwithstanding Paragraph 5.02(e), Employee shall not be entitled to Benefits and the amount payable under Paragraph 5.02(a) upon a termination without Cause shall be reduced by twice the annual compensation and guaranteed bonus, if any, of that position, but all stock options of Employee shall become fully vested as of the Change in Control.”

Paragraph 5.02 is further amended by adding subparagraphs (d) (e) as follows:

“5.02(d) A notice by the Company of termination of this Agreement under Paragraph 6.02 shall be deemed a termination without Cause for purposes of this Paragraph 5.02.”

“5.02(e) If the Company terminates the employment of Employee and such termination is not for Cause, then Employee shall be entitled to the payments due hereunder with no duty to mitigate his damages by seeking or accepting other employment, nor will Employee’s severance pay or Benefits hereunder be reduced or offset by any such future earnings.”

5. Effective Date of Amendment. This Amendment shall be effective as of the 1st day of March, 2002.

6. Miscellaneous. All other terms and conditions of the Agreement shall remain in full force and effect.

In Witness Whereof, the parties have executed this Amendment to Employment Agreement as of the day and year first above written.

COMPANY: Familymeds, Inc.

By:	/s/ Nichola Sinaconi
	Its	Chairman Compensation Committee

EMPLOYEE

/s/ Edgardo A. Mercadante
Edgardo A. Mercadante

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